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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 21, 2000 relating to the financial statements and financial statement schedule of FreeShop.com Inc., of our report dated May 6, 1999 relating to the financial statements of Commonsite LLC, and of our report dated May 24, 1999 relating to the financial statements of Travel Companions International, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 9, 2000